Unity Bancorp, Inc.

64 Old Highway 22

Clinton, NJ 08809

800-618-BANK

www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

April 22, 2015

News Media & Financial Analyst Contact:

Alan J. Bedner, EVP

Chief Financial Officer

(908) 713-4308

Unity Bancorp Reports Net Income Increased 50%

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $1.9 million, or $0.23 per diluted share, for the three months ended March 31, 2015, a 50.0% increase compared to net income of $1.3 million, or $0.17 per diluted share, for the same period a year ago.  Return on average assets and average common equity for the quarter were 0.82% and 11.08%, respectively, compared to 0.59% and 9.06% for the same period a year ago.

Highlights include:

•	3.0% loan growth since year-end 2014 – 6.6% growth in residential mortgage loans, 5.8% growth in consumer loans and 2.2% growth in commercial loans.
•	10.1% increase in net interest income compared to the prior year’s quarter due to strong loan growth.
•	Net interest margin of 3.64% this quarter compared to 3.57% in the prior year’s quarter.
•	Improved credit quality metrics and reduced loan loss provision - 24.1% decrease in nonperforming loans and lower level of net charge-offs compared to the prior year’s quarter.

“Our continued earnings momentum is a direct result of our commitment to providing exceptional service to our customers,” reported James A. Hughes, President and CEO.  “We are realizing record loan volume, as all of our loan departments are exceeding their goals.   I have never been more confident about our ability to continue to grow market share, which in turn will result in increased shareholder value.  I know this year will be a defining year for Unity, as we continue to build an organization that focuses on service and sales.   I look forward to reporting our future successes.”

Net Interest Income

Our core source of earnings, net interest income, increased $733 thousand to $8.0 million for the quarter ended March 31, 2015 compared to the prior year’s period.  This increase was the result of the strong loan growth over the past twelve months in commercial, residential mortgage and consumer loans.  Quarterly average residential mortgage loans have increased $45.1 million, average commercial loans increased $41.8 million and consumer loans increased $16.4 million compared to the comparable quarter in 2014. Partially offsetting this increase was the lower level of interest income due to our smaller investment portfolio and the increase in deposit interest expense.

The net interest margin increased 7 basis points to 3.64% for the quarter ended March 31, 2015 compared to 3.57% for the prior year’s quarter.  We expect net interest income and net interest margin to continue to expand in future quarters due to strong loan growth.

Provision for Loan Losses

The provision for loan losses decreased $400 thousand to $200 thousand for the quarter ended March 31, 2015, compared to $600 thousand for the prior year period.  The decrease was the result of improving credit quality as evidenced by lower levels of net charge-offs and reduced nonperforming assets.

Noninterest Income

Noninterest income increased $115 thousand to $1.6 million for the three months ended March 31, 2015, compared to the same period last year.  Quarterly noninterest income increased due to higher gains on the sale of SBA loans.   SBA loan sales totaled $3.5 million with net gains on sale of $363 thousand this quarter compared to sales of $928 thousand and net gains of $83 thousand in the prior year’s quarter.

Quarterly gains on the sale of mortgage loans decreased slightly on a lower sales volume.  During the quarter, $37.1 million in residential mortgage loans were originated, of which $15.0 million were sold at a gain of $344 thousand, compared to $22.2 million originated and $17.4 million sold at a gain of $365 thousand during the prior year’s quarter.  Approximately $7.5 million of the loans sold during the first quarter 2014 were from our portfolio, with the remainder consisting of new production.

Security gains totaled $110 thousand for the prior year’s quarter.  There were no security gains or losses on sales realized during the quarter.

Branch fee income, which consists of service charges and overdraft fees, declined $31 thousand in the quarter.  The decreases were due to a lower volume of overdraft fees.

Noninterest Expense

Noninterest expense increased $244 thousand to $6.5 million for the quarter ended March 31, 2015.  Compensation and benefits expenses have increased over the past twelve months due to increased head count   in loan origination and support staff.  Other expense increases included professional services, advertising, marketing agreements and promotional gift expense as well as director fees.  Other real estate owned (“OREO”) expenses decreased $212 thousand this quarter compared to a year ago due to the disposition of properties which had higher holding costs such as property maintenance, taxes and legal costs in the prior year’s period.

Financial Condition

At March 31, 2015, total assets were $1.0 billion, an increase of $26.6 million from year-end 2014:

•

Total loans increased $22.8 million or 3.0%, from year-end 2014 to $784.6 million at March 31, 2015. The majority of the growth came in our residential mortgage, commercial and consumer loan portfolios which increased $14.5 million, $8.8 million and $3.5 million, respectively.

•

Total deposits decreased $4.9 million or 0.6%, to $789.4 million at March 31, 2015, due primarily to decreased savings, interest-bearing demand and time deposits, partially offset by an increase in noninterest-bearing demand deposits.  The decreased savings and interest-bearing demand deposit balances were due to seasonal reductions in municipal deposits.

•	Shareholders’ equity was $72.0 million at March 31, 2015, an increase of $1.9 million from year-end 2014, due to year-to-date net income less the dividends paid.
•	Book value per common share was $8.55 as of March 31, 2015.
•

At March 31, 2015, the leverage, common equity Tier I, Tier I and Total Risk Based Capital ratios were 8.93%, 9.25, 11.22% and 12.48% respectively, all in excess of the ratios required to be deemed “well-capitalized”.

Credit Quality

•	Nonperforming assets totaled $11.1 million at March 31, 2015, or 1.41% of total loans and OREO, compared to $12.5 million or 1.64% of total loans and OREO at year-end 2014.
•	Nonperforming loans decreased 19.6 % to $9.1 million at March 31, 2015 from year-end.
•	OREO increased $813 thousand to $2.0 million at March 31, 2015 from year-end.
•	The allowance for loan losses totaled $12.2 million at March 31, 2015, or 1.55% of total loans compared to $12.6 million and 1.65% at December 31, 2014.
•	Net charge-offs were $570 thousand for the three months ended March 31, 2015, down from $934 thousand for the same period a year ago.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $1.0 billion in assets and $789 million in deposits.  Unity Bank provides financial services to retail, corporate and small business customers through its 15 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren Counties in New Jersey and Northampton County, Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com , or call 800- 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, and results of regulatory exams, among other factors.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

March 31, 2015

				March 31, 2015 vs.
				December 31, 2014	March 31, 2014
(In thousands, except percentages and per share amounts)	March 31, 2015	December 31, 2014	March 31, 2014%		%
BALANCE SHEET DATA:
Total assets	$1,035,404	$1,008,788	$961,168	2.6%	7.7%
Total deposits	789,441	794,341	767,624	(0.6)	2.8
Total loans	784,642	761,825	683,951	3.0	14.7
Total securities	77,308	80,082	109,459	(3.5)	(29.4)
Total shareholders' equity	71,987	70,123	58,810	2.7	22.4
Allowance for loan losses	(12,181)	(12,551)	(12,807)	(2.9)	(4.9)

FINANCIAL DATA - QUARTER TO DATE:
Income before provision for income taxes	$2,959	$2,653	$1,955	11.5	51.4
Provision for income taxes	1,020	952	662	7.1	54.1
Net income	$1,939	$1,701	$1,293	14.0	50.0

Net income per common share - Basic (1)	$0.23	$0.21	$0.17	9.5	35.3
Net income per common share - Diluted (1)	$0.23	$0.20	$0.17	15.0	35.3

Return on average assets	0.82%	0.70%	0.59%	17.1	39.0
Return on average equity (2)	11.08%	9.78%	9.06%	13.3	22.3
Efficiency ratio	67.30%	63.68%	71.91%	5.7	(6.4)

SHARE INFORMATION:
Market price per share	$9.08	$9.43	$7.95	(3.7)	14.2
Dividends paid	$0.03	$0.03	$0.02	-	0.5
Book value per common share	$8.55	$8.36	$7.74	2.3	10.5
Average diluted shares outstanding (QTD)	8,514	8,478	7,654	0.4	11.2

CAPITAL RATIOS:
Total equity to total assets	6.95%	6.95%	6.12%	-	13.6
Leverage ratio	8.93%	8.71%	8.19%	2.5	9.0
Common equity tier 1 risk-based capital ratio	9.25%	n/a	n/a	n/a	n/a
Tier 1 risk-based capital ratio	11.22%	11.57%	10.77%	(3.0)	4.2
Total risk-based capital ratio	12.48%	12.83%	12.03%	(2.7)	3.7

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$11,116	$12,530	$14,513	(11.3)	(23.4)
QTD net chargeoffs (annualized) to QTD average loans	0.30%	0.63%	0.56%	(52.4)	(46.4)
Allowance for loan losses to total loans	1.55%	1.65%	1.87%	(6.1)	(17.1)
Nonperforming assets to total loans and OREO	1.41%	1.64%	2.11%	(14.0)	(33.2)
Nonperforming assets to total assets	1.07%	1.24%	1.51%	(13.7)%	(29.1)%

(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.
(2)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by average shareholders' equity (excluding preferred stock).

UNITY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

March 31, 2015

				March 31, 2015 vs.
				December 31, 2014	March 31, 2014
(In thousands, except percentages)	March 31, 2015	December 31, 2014	March 31, 2014%		%
ASSETS
Cash and due from banks	$25,282	$29,351	$30,025	(13.9)%	(15.8)%
Federal funds sold and interest-bearing deposits	108,563	100,470	98,188	8.1	10.6
Cash and cash equivalents	133,845	129,821	128,213	3.1	4.4
Securities:
Securities available for sale	57,875	60,073	86,154	(3.7)	(32.8)
Securities held to maturity	19,433	20,009	23,305	(2.9)	(16.6)
Total securities	77,308	80,082	109,459	(3.5)	(29.4)
Loans:
SBA loans held for sale	6,929	5,179	6,517	33.8	6.3
SBA loans held for investment	39,155	40,401	47,737	(3.1)	(18.0)
SBA 504 loans	29,893	34,322	33,550	(12.9)	(10.9)
Commercial loans	410,742	401,949	368,909	2.2	11.3
Residential mortgage loans	235,371	220,878	180,129	6.6	30.7
Consumer loans	62,552	59,096	47,109	5.8	32.8
Total loans	784,642	761,825	683,951	3.0	14.7
Allowance for loan losses	(12,181)	(12,551)	(12,807)	2.9	4.9
Net loans	772,461	749,274	671,144	3.1	15.1
Premises and equipment, net	15,465	15,231	15,474	1.5	(0.1)
Bank owned life insurance ("BOLI")	13,095	13,001	12,845	0.7	1.9
Deferred tax assets	5,743	5,860	6,308	(2.0)	(9.0)
Federal Home Loan Bank ("FHLB") stock	7,382	6,032	5,752	22.4	28.3
Accrued interest receivable	3,637	3,518	3,212	3.4	13.2
Other real estate owned ("OREO")	1,975	1,162	2,467	70.0	(19.9)
Goodwill and other intangibles	1,516	1,516	1,516	-	-
Other assets	2,977	3,291	4,778	(9.5)	(37.7)
Total assets	$1,035,404	$1,008,788	$961,168	2.6%	7.7%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand deposits	$163,535	$152,785	$172,010	7.0%	(4.9)%
Interest-bearing demand deposits	124,110	128,875	134,321	(3.7)	(7.6)
Savings deposits	290,843	300,348	253,109	(3.2)	14.9
Time deposits, under $100,000	112,671	113,119	112,150	(0.4)	0.5
Time deposits, $100,000 and over	98,282	99,214	96,034	(0.9)	2.3
Total deposits	789,441	794,341	767,624	(0.6)	2.8
Borrowed funds	155,000	125,000	115,000	24.0	34.8
Subordinated debentures	15,465	15,465	15,465	-	-
Accrued interest payable	478	474	455	0.8	5.1
Accrued expenses and other liabilities	3,033	3,385	3,814	(10.4)	(20.5)
Total liabilities	963,417	938,665	902,358	2.6	6.8
Shareholders' equity:
Common stock	58,927	58,785	52,237	0.2	12.8
Retained earnings	12,880	11,195	6,739	15.1	91.1
Accumulated other comprehensive income	180	143	(166)	25.9	208.4

Total shareholders' equity	71,987	70,123	58,810	2.7	22.4
Total liabilities and shareholders' equity	$1,035,404	$1,008,788	$961,168	2.6%	7.7%

Issued and outstanding common shares	8,423	8,388	7,602

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

March 31,  2015

				March 31, 2015 vs.
	For the three months ended			December 31, 2014		March 31, 2014
(In thousands, except percentages and per share amounts)	March 31, 2015	December 31, 2014	March 31, 2014	$	%	$	%
INTEREST INCOME
Federal funds sold and interest-bearing deposits	$9	$13	$9	$(4)	(30.8)%	$-	-%
Federal Home Loan Bank stock	44	38	47	6	15.8	(3)	(6.4)
Securities:
Taxable	387	444	726	(57)	(12.8)	(339)	(46.7)
Tax-exempt	72	79	105	(7)	(8.9)	(33)	(31.4)
Total securities	459	523	831	(64)	(12.2)	(372)	(44.8)
Loans:
SBA loans	679	605	583	74	12.2	96	16.5
SBA 504 loans	346	425	399	(79)	(18.6)	(53)	(13.3)
Commercial loans	5,066	5,064	4,601	2	-	465	10.1
Residential mortgage loans	2,582	2,461	2,058	121	4.9	524	25.5
Consumer loans	699	673	495	26	3.9	204	41.2
Total loans	9,372	9,228	8,136	144	1.6	1,236	15.2
Total interest income	9,884	9,802	9,023	82	0.8	861	9.5
INTEREST EXPENSE
Interest-bearing demand deposits	106	112	111	(6)	(5.4)	(5)	(4.5)
Savings deposits	264	270	182	(6)	(2.2)	82	45.1
Time deposits	686	715	644	(29)	(4.1)	42	6.5
Borrowed funds and subordinated debentures	808	817	799	(9)	(1.1)	9	1.1
Total interest expense	1,864	1,914	1,736	(50)	(2.6)	128	7.4
Net interest income	8,020	7,888	7,287	132	1.7	733	10.1
Provision for loan losses	200	850	600	(650)	(76.5)	(400)	(66.7)
Net interest income after provision for loan losses	7,820	7,038	6,687	782	11.1	1,133	16.9
NONINTEREST INCOME
Branch fee income	346	362	377	(16)	(4.4)	(31)	(8.2)
Service and loan fee income	296	388	295	(92)	(23.7)	1	0.3
Gain on sale of SBA loans held for sale, net	363	342	83	21	6.1	280	337.3
Gain on sale of mortgage loans, net	344	323	365	21	6.5	(21)	(5.8)
Net security gains	-	55	110	(55)	(100.0)	(110)	(100.0)
Other income	292	190	296	102	53.7	(4)	(1.4)
Total noninterest income	1,641	1,660	1,526	(19)	(1.1)	115	7.5
NONINTEREST EXPENSE
Compensation and benefits	3,472	3,197	3,217	275	8.6	255	7.9
Occupancy	672	596	659	76	12.8	13	2.0
Processing and communications	596	615	582	(19)	(3.1)	14	2.4
Furniture and equipment	373	397	357	(24)	(6.0)	16	4.5
Professional services	236	131	211	105	80.2	25	11.8
Loan costs	221	211	170	10	4.7	51	30.0
OREO expenses	35	72	247	(37)	(51.4)	(212)	(85.8)
Deposit insurance	183	162	178	21	13.0	5	2.8
Advertising	182	269	151	(87)	(32.3)	31	20.5
Other expenses	532	395	486	137	34.7	46	9.5
Total noninterest expense	6,502	6,045	6,258	457	7.6	244	3.9
Income before provision for income taxes	2,959	2,653	1,955	306	11.5	1,004	51.4
Provision for income taxes	1,020	952	662	68	7.1	358	54.1
Net income	$1,939	$1,701	$1,293	$238	14.0%	$646	50.0%

Effective tax rate	34.5%	35.9%	33.9%

Net income per common share - Basic (1)	$0.23	$0.21	$0.17
Net income per common share - Diluted (1)	$0.23	$0.20	$0.17

Weighted average common shares outstanding - Basic	8,417	8,378	7,586
Weighted average common shares outstanding - Diluted	8,514	8,478	7,654

(1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.

UNITY BANCORP, INC.

QTD NET INTEREST MARGIN

March 31, 2015

	For the three months ended
	March 31, 2015			December 31, 2014
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$37,280	$9	0.10%	$50,929	$13	0.10%
Federal Home Loan Bank ("FHLB") stock	3,847	44	4.64	3,807	38	3.96
Securities:
Taxable	67,046	387	2.34	71,542	444	2.48
Tax-exempt	11,984	106	3.59	13,226	117	3.54
Total securities (A)	79,030	493	2.53	84,768	561	2.65
Loans:
SBA loans	48,405	679	5.69	50,816	605	4.76
SBA 504 loans	33,397	346	4.20	34,533	425	4.88
Commercial loans	406,095	5,066	5.06	401,215	5,064	5.01
Residential mortgage loans	226,125	2,582	4.63	217,008	2,461	4.54
Consumer loans	62,355	699	4.55	57,923	673	4.61
Total loans (B)	776,377	9,372	4.90	761,495	9,228	4.82
Total interest-earning assets	$896,534	$9,918	4.49%	$900,999	$9,840	4.35%

Noninterest-earning assets:
Cash and due from banks	29,908			30,346
Allowance for loan losses	(12,701)			(13,074)
Other assets	43,206			43,577
Total noninterest-earning assets	60,413			60,849
Total assets	$956,947			$961,848

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$126,593	$106	0.34%	$126,788	$112	0.35%
Savings deposits	290,006	264	0.37	298,166	270	0.36
Time deposits	211,425	686	1.32	219,866	715	1.29
Total interest-bearing deposits	628,024	1,056	0.68	644,820	1,097	0.68
Borrowed funds and subordinated debentures	91,909	808	3.57	91,009	817	3.51
Total interest-bearing liabilities	$719,933	$1,864	1.05%	$735,829	$1,914	1.03%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	161,729			152,359
Other liabilities	4,307			4,616
Total noninterest-bearing liabilities	166,036			156,975
Total shareholders' equity	70,978			69,044
Total liabilities and shareholders' equity	$956,947			$961,848

Net interest spread		$8,054	3.44%		$7,926	3.32%
Tax-equivalent basis adjustment		(34)			(38)
Net interest income		$8,020			$7,888
Net interest margin			3.64%			3.49%
(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QTD NET INTEREST MARGIN

March 31, 2015

	For the three months ended
	March 31, 2015			March 31, 2014
	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Federal funds sold and interest-bearing deposits	$37,280	$9	0.10%	$42,029	$9	0.09%
FHLB stock	3,847	44	4.64	3,988	47	4.78
Securities:
Taxable	67,046	387	2.34	92,808	726	3.13
Tax-exempt	11,984	106	3.59	16,841	155	3.68
Total securities (A)	79,030	493	2.53	109,649	881	3.21
Loans:
SBA loans	48,405	679	5.69	54,790	583	4.26
SBA 504 loans	33,397	346	4.20	31,719	399	5.10
Commercial loans	406,095	5,066	5.06	364,343	4,601	5.12
Residential mortgage loans	226,125	2,582	4.63	181,058	2,058	4.55
Consumer loans	62,355	699	4.55	45,939	495	4.37
Total loans (B)	776,377	9,372	4.90	677,849	8,136	4.85
Total interest-earning assets	$896,534	$9,918	4.49%	$833,515	$9,073	4.39%

Noninterest-earning assets:
Cash and due from banks	29,908			23,389
Allowance for loan losses	(12,701)			(13,410)
Other assets	43,206			43,599
Total noninterest-earning assets	60,413			53,578
Total assets	$956,947			$887,093

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$126,593	$106	0.34%	$131,187	$111	0.34%
Savings deposits	290,006	264	0.37	266,321	182	0.28
Time deposits	211,425	686	1.32	205,130	644	1.27
Total interest-bearing deposits	628,024	1,056	0.68	602,638	937	0.63
Borrowed funds and subordinated debentures	91,909	808	3.57	91,265	799	3.50
Total interest-bearing liabilities	$719,933	$1,864	1.05%	$693,903	$1,736	1.01%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	161,729			132,167
Other liabilities	4,307			3,169
Total noninterest-bearing liabilities	166,036			135,336
Total shareholders' equity	70,978			57,854
Total liabilities and shareholders' equity	$956,947			$887,093

Net interest spread		$8,054	3.44%		$7,337	3.38%
Tax-equivalent basis adjustment		(34)			(50)
Net interest income		$8,020			$7,287
Net interest margin			3.64%			3.57%
(A)

Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis.  They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 34 percent and applicable state rates.

(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR LOAN LOSSES AND LOAN QUALITY SCHEDULES

March 31, 2015

Amounts in thousands, except percentages	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$12,551	$12,918	$12,858	$12,807	$13,141
Provision for loan losses charged to expense	200	850	550	550	600
	12,751	13,768	13,408	13,357	13,741
Less: Chargeoffs
SBA loans	128	569	232	199	53
SBA 504 loans	589	-	-	-	92
Commercial loans	100	377	72	134	454
Residential mortgage loans	-	362	201	5	172
Consumer loans	30	-	211	203	179
Total chargeoffs	847	1,308	716	541	950
Add: Recoveries
SBA loans	37	12	111	10	7
SBA 504 loans	-	-	-	-	-
Commercial loans	201	31	95	31	9
Residential mortgage loans	39	40	20	-	-
Consumer loans	-	8	-	1	-
Total recoveries	277	91	226	42	16
Net chargeoffs	570	1,217	490	499	934
Balance, end of period	$12,181	$12,551	$12,918	$12,858	$12,807

LOAN QUALITY INFORMATION:
Nonperforming loans (1)	$9,141	$11,368	$11,212	$11,929	$12,046
Other real estate owned ("OREO")	1,975	1,162	1,658	1,115	2,467
Nonperforming assets	11,116	12,530	12,870	13,044	14,513
Less: Amount guaranteed by SBA	270	1,569	200	2,305	1,320
Net nonperforming assets	$10,846	$10,961	$12,670	$10,739	$13,193

Loans 90 days past due & still accruing	$5	$890	$-	$-	$5

Performing Troubled Debt Restructurings (TDRs)	$3,458	$3,548	$4,194	$6,965	$7,363
(1) Nonperforming TDRs included in nonperforming loans	2,911	2,960	3,473	741	448
Total TDRs	$6,369	$6,508	$7,667	$7,706	$7,811

Allowance for loan losses to:
Total loans at quarter end	1.55%	1.65%	1.74%	1.81%	1.87%
Nonperforming loans (1)	133.26	110.41	115.22	107.79	106.32
Nonperforming assets	109.58	100.17	100.37	98.57	88.25
Net nonperforming assets	112.31	114.51	101.96	119.73	97.07

QTD net chargeoffs (annualized) to QTD average loans:
SBA loans	0.76%	4.35%	0.90%	1.40%	0.34%
SBA 504 loans	7.15	-	-	-	1.18
Commercial loans	(0.10)	0.34	(0.02)	0.11	0.50
Residential mortgage loans	(0.07)	0.59	0.36	0.01	0.39
Consumer loans	0.20	(0.05)	1.58	1.70	1.58
Total loans	0.30%	0.63%	0.27%	0.29%	0.56%

Nonperforming loans to total loans	1.16%	1.49%	1.51%	1.68%	1.76%
Nonperforming loans and TDRs to total loans	1.61	1.96	2.07	2.67	2.84
Nonperforming assets to total loans and OREO	1.41	1.64	1.73	1.84	2.11
Nonperforming assets to total assets	1.07	1.24	1.33	1.40	1.51

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

March 31, 2015

(In thousands, except percentages and per share amounts)	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
SUMMARY OF INCOME:
Total interest income	$9,884	$9,802	$9,491	$9,102	$9,023
Total interest expense	1,864	1,914	1,859	1,797	1,736
Net interest income	8,020	7,888	7,632	7,305	7,287
Provision for loan losses	200	850	550	550	600
Net interest income after provision for loan losses	7,820	7,038	7,082	6,755	6,687
Total noninterest income	1,641	1,660	1,853	1,640	1,526
Total noninterest expense	6,502	6,045	6,241	6,144	6,258
Income before provision for income taxes	2,959	2,653	2,694	2,251	1,955
Provision for income taxes	1,020	952	808	723	662
Net income	$1,939	$1,701	$1,886	$1,528	$1,293

Net income per common share - Basic (1)	$0.23	$0.21	$0.24	$0.20	$0.17
Net income per common share - Diluted (1)	$0.23	$0.20	$0.24	$0.20	$0.17

COMMON SHARE DATA:
Market price per share	$9.08	$9.43	$9.63	$9.28	$7.95
Dividends paid	$0.03	$0.03	$0.03	$0.02	$0.02
Book value per common share	$8.55	$8.36	$8.17	$7.95	$7.74
Weighted average common shares outstanding - Basic	8,417	8,378	7,847	7,605	7,586
Weighted average common shares outstanding - Diluted	8,514	8,478	7,946	7,690	7,654
Issued and outstanding common shares	8,423	8,388	8,370	7,607	7,602

OPERATING RATIOS (Annualized):
Return on average assets	0.82%	0.70%	0.82%	0.68%	0.59%
Return on average equity (2)	11.08	9.78	11.89	10.31	9.06
Efficiency ratio	67.30	63.68	65.80	70.81	71.91

BALANCE SHEET DATA:
Total assets	$1,035,404	$1,008,788	$969,593	$932,414	$961,168
Total deposits	789,441	794,341	781,920	728,083	767,624
Total loans	784,642	761,825	744,366	708,889	683,951
Total securities	77,308	80,082	86,879	90,470	109,459
Total shareholders' equity	71,987	70,123	68,384	60,477	58,810
Allowance for loan losses	(12,181)	(12,551)	(12,918)	(12,858)	(12,807)

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	4.49%	4.35%	4.43%	4.34%	4.39%
Interest-bearing liabilities	1.05	1.03	1.05	1.03	1.01
Net interest spread	3.44	3.32	3.38	3.31	3.38
Net interest margin	3.64	3.49	3.56	3.49	3.57

CREDIT QUALITY:
Nonperforming assets	11,116	12,530	12,870	13,044	14,513
QTD net chargeoffs (annualized) to QTD average loans	0.30%	0.63%	0.27%	0.29%	0.56%
Allowance for loan losses to total loans	1.55	1.65	1.74	1.81	1.87
Nonperforming assets to total loans and OREO	1.41	1.64	1.73	1.84	2.11
Nonperforming assets to total assets	1.07	1.24	1.33	1.40	1.51

CAPITAL RATIOS AND OTHER:
Total equity to total assets	6.95%	6.95%	7.05%	6.49%	6.12%
Leverage ratio	8.93	8.71	8.96	8.24	8.19

Common equity tier 1 risk-based capital ratio	9.25	n/a	n/a	n/a	n/a
Tier 1 risk-based capital ratio	11.22	11.57	11.58	10.86	10.77
Total risk-based capital ratio	12.48	12.83	12.84	12.12	12.03
Number of banking offices	15	15	15	15	15
Number of ATMs	16	16	16	16	16
Number of employees	166	169	163	171	162
1)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by weighted average shares outstanding.
2)	Defined as net income adjusted for dividends accrued and accretion of discount on perpetual preferred stock divided by average shareholders' equity (excluding preferred stock).